UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 19, 2025

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement
As of May 19, 2025, Horace Mann Educators Corporation (“Company”) as borrower, entered into a Fourth Amendment to its Amended and Restated Credit Agreement dated June 21, 2019, as amended (the “Credit Agreement”), with PNC Bank, National Association as administrative agent, and the lenders party thereto (the “Fourth Amendment”). The Fourth Amendment, among other things, (i) extends the commitment termination date to May 19, 2030 from the previous termination date of July 12, 2026, (ii) replaces the Eurodollar-based interest rate benchmark included in the Credit Agreement with a Term SOFR Rate (as defined in the Credit Agreement) as an interest rate benchmark and (iii) amends other terms to implement such benchmark replacement, including the addition of a Term SOFR Rate adjustment of ten basis points for each interest period applicable to Term SOFR Rate loans (the “Term SOFR Adjustment”). The loans under the Credit Agreement bear interest, at our option, at either the Alternate Base Rate (as defined in the Credit Agreement) or the Term SOFR Rate plus the Term SOFR Adjustment plus, in each case, an applicable rate that remains at a range from 0.0%-0.50% per annum for Alternate Base Rate loans or 0.875%- 1.375% per annum for Term SOFR Rate loans, depending on the credit rating of our senior, unsecured, long-term indebtedness. The commitment fee rate under our Credit Agreement remains at a range of 0.10%- 0.25% depending on the credit rating of our senior, unsecured, long-term indebtedness. As of May 19, 2025, the applicable rate for Term SOFR Rate borrowings remains at 115 basis points and the unused commitment fee remains at 15 basis points. As of May 19, 2025, the Company’s outstanding balance under the Credit Agreement remained at $0 with $325 million of available commitments. The preceding summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 9.01: Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1    Fourth Amendment to Credit Agreement dated as of May 19, 2025, among Horace Mann Educators Corporation, PNC Bank, National Association, as administrative agent, and certain lenders party thereto.
Exhibit 99.1    Glossary of Selected Terms.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: May 22, 2025
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